UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2012

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by his employment agreement dated as of January 28, 2011, and in order to allow him to focus the entirety of his professional time on his continuing roles as Executive Vice President and President, South Florida of the Company, on February 20, 2012, the Board of Directors of Equity One, Inc., a Maryland corporation (the “Company”), accepted the resignation of Arthur L. Gallagher from his positions as the General Counsel and Corporate Secretary of the Company. Also on February 20, 2012, the Board of Directors appointed Aaron M. Kitlowski to serve as the Vice President, General Counsel and Corporate Secretary of the Company. Mr. Kitlowski has served as the Vice President, Deputy General Counsel and Assistant Secretary of the Company since March 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: February 21, 2012	By:	/s/ Mark Langer
Mark Langer
Executive Vice President and Chief Financial Officer